Exhibit 10.46

This is a translation of the original Chinese text.

Intellectual Property Transfer and License Framework Agreement

This Intellectual Property Transfer and License Framework Agreement (“this Agreement”) was reached by and among the following parties on April 1, 2014 in Beijing:

Party A: Kingsoft Corporation Limited

Party B: Cheetah Mobile Inc.

(Each a “Party” and collectively, the “Parties”)

Whereas,

The subsidiaries of Party A and the subsidiaries of Party B entered into an authorization and licensing agreement (the “Licensing Agreement”) on January 14, 2011, No.1 Supplementary Agreement to Licensing Agreement on February 14, 2011 and No.2 Supplementary Agreement to Licensing Agreement on December 3, 2012 (collectively the “Original Licensing Agreement”).

Party A, on behalf of Party A and its subsidiaries (collectively “Group A”. “Subsidiary” has the same meaning as given to it in the Listing Rules of Hong Kong Stock Exchange , for the purpose of this Agreement, Group A does not include Group B, the same as below), and Party B, on behalf of Party B and its subsidiaries (collectively “Group B”), contemplate to transfer and license the intellectual property rights related to Group B’s business, including but not limited to the Trademark of “Kingsoft Network”, “Kingsoft Duba Antivirus” and antivirus-related technology which are related to the Information Security (defined below) business, and to fix the consideration in this regard through negotiation.

Therefore, with respect to the transfer and license the intellectual property right by Group A to Group B, the Parties agree as follows

Article One. Transfer and license of the intellectual property right by Group A to Group B

(1) Trademark

The Parties agree that Group A transfers and licenses the trademarks of which it has ownership and full right of disposition and are related to Group B’s business (“Trademark”) and Trademark under registration application on the effective date of this Agreement (“Trademark Application”) to Group B with a total consideration of RMB 10.9 million (tax inclusive) (including the consideration of transfer and the fees of license). Party B shall pay or procure Group B to pay within ten working days upon receipt of a valid tax invoice from Group A. And:

1.1 Group A transfers the Trademarks of which it has ownership and full right of disposition and are solely related to Group B’s business, which is allowed to be transferred independently in accordance with relevant laws and regulations (“Transferred Trademark”) and the Trademark Applications (“Transferred Application”) to Group B.

The exclusive right to use the Trademarks of the Transferred Trademarks shall be enjoyed by Group B from the announcement date of State Administration of Industry and Commerce after its approval (“Announcement Date”). From the effective date of this Agreement to the Announcement Date (“Trademark Transition Period”), Group A grants an irrevocable license of the Transferred Trademarks to Group B, allowing Group B to use the Trademark by any means as permitted by the law. Group B shall undertake all the rights and obligations of the Transferred Applications and its relevant Trademark since the effective date of this Agreement.

1.2 Group A exclusively authorizes Group B to use the Trademarks and Trademark Applications of which it has ownership and full right of disposition and are solely related to Group B’s business, which is not allowed to be transferred independently in accordance with relevant laws and regulations (“Exclusively Licensed Trademark”), including but not limited to “Kingsoft Network”, “Kingsoft Duba Antivirus” and etc., by any means as permitted by the law, and without Party B’s prior written consent, Group A shall not use the Exclusively Licensed Trademark under circumstances other than advertising, introducing or presenting Group A and Group B. However, Group A is entitled to use or authorize a third party to use the Exclusive Licensing Trademarks related to Information Security within Japan.

1.3 With respect to the Trademarks and Trademark Applications of which Group A has ownership and full right of disposition and are related to both of Group A and Group B’s business (“General License Trademark”), including but not limited to “ ” (Note: Chinese version of “Kingsoft”) and “Kingsoft”, Group A authorizes Group B to use within the field of Group B’s business and its relevant products and services (including but not limited to Information Security, computer software, browser, mobile internet applications, internet advertisement and value-added service) which are not in competition with Group A’s other business lines, within the approved region(s) of Trademarks or regions covered by the Trademark Applications by any means as permitted by the laws. Such authorization shall be non-exclusive and shall not be sub-licensed. However, Group A shall not use nor authorize a third party to use the General License Trademarks in products or services (except for advertising or introducing Group A and Group B) major in antivirus, antimalware, personal firewall, system cleaning and optimization software for PC and security and system optimization software of mobile internet (“Information Security”). However, Group A is entitled to use or authorize a third party to use the General License Trademark related to Information Security within Japan.

1.4 With regard to the term of license under Clause 1.2 and 1.3 of Article One (1) hereof, it shall be its validity period for Trademarks (including those become Trademarks after approval which are under application presently) and it shall be the valid period of the Trademarks under application until the applications are rejected or become invalid.

(2) Technology

The Parties agree that Group A transfers and licenses the technology of which Group A has ownership and full right of disposition and is related to Group B’s business to Group B with a total consideration of RMB 2,680,000 (tax inclusive) (including the consideration of transfer and license). Party B shall pay or procure Group B to pay within ten working days upon receipt of a valid tax invoice from Group A. And:

2.1 Group A transfers the software copyrights of which it has ownership and full right of disposition and are solely related to Group B’s business (“Transferred Software Copyright”) to Group B. All rights and obligations of the Software Copyrights will be belong to Group B since the effective date of this Agreement.

2.2 Group A transfers the patents (“Transferred Patent”) and patent applications (“Transferred Patent Application”) of which it has ownership and full right of disposition and are solely related to Group B’s business to Group B. With regard to the Transferred Patents and Transferred Patent Applications within China, Group B shall have the patent rights and patent application rights startnig from date of registration of the transfer in the State Intellectual Property Office. With respect to Transferred Patents and Transferred Patent Application outside China, Group B shall have the patent rights and patent application rights starting from the effective date of transfer in accordance with relevant foreign patent law (collectively “Effective Date of Transfer of Patent and Patent Application”). From the effective date of this Agreement to the Effective Date of Transfer of Patents and Patent Applications (“Patent Transition Period”), Group A grants Group B an irrevocable license to use the Transferred Patents and Transferred Patent Applications by any means as permitted by the law.

2.3 Group A authorizes Group B to use the Patents and Patent Applications of which it has ownership and full right of disposition and are related to both Group A and Group B’s business (“General License Patent”) within the field of Group B’s business and relevant products and services (including but not limited to Information Security, computer software, browser, mobile internet applications, internet advertisement and value-added service) which are not in competition with Group A’s business, within the approved region(s) of Patents by any means as permitted by the law. Such authorization shall be non-exclusive and may be sub-licensed. However, Group B shall not sub-license a third party to use the General License Patents only for the purpose of obtaining a license fee; Group A shall not use or authorize a third party to use the General License Patents in products or services in the Information Security.

The term of license of the General License Patent hereof is from the effective date of this Agreement until the relevant patents expires or the application of which is rejected or becomes invalid.

Article Two. License of the intellectual property right by Group B to Group A

1. Trademark

The Parties agree that Group A shall be entitled to use the Transferred Trademarks after Announcement Date and the Transferred Application after the effective date of this Agreement, in a reasonable scope for advertisement, introduction and presentation of relevant information of Group A and Group B, until otherwise agreed by both parties. The license fee is RMB 274,000 (tax inclusive) and Party A shall pay or procure Group A to pay on within ten working days upon receipt of a valid tax invoice from Group B.

2. Technology

After the effective date of transfer of patent and patent application, Group B grants Group A a license which could be sub-licensed to use the technology corresponding to the Transferred Patent or Transferred Patent Application (“Licensed Technology”) in a reasonable scope, but Group A shall not (a) sub-license a third party to use the Licensed Technology only for purpose of obtaining a license fee, or (b) use the Licensed Technology in products in the Information Security or sub-license a third party to use the Licensed Technology in products and technology in the Information Security. Such license shall be valid until relevant patent expires or the patent application is rejected. The license fee is RMB 124,600. Party A shall pay or procure Group A to pay within ten working days upon receipt of a valid tax invoice from Group B.

Article Three. Special provisions on the term of license

With regard to the license of Trademarks and technology hereof, during the term of license provided under the relevant clauses hereof, once Party A is no longer the substantial shareholder (which has the same meaning as defined in the Listing Rules Hong Kong Stock Exchange) of Party B, such license shall terminate automatically. If Group B intends to maintain the license above, Group A and Group B shall determine the fee and payment method corresponding to the license in this agreement in written through amicable negotiation and Party B is entitled to such license after its payment of the license fees as agreed by the Parties.

With regard to Group B’s requirement to apply for Trademarks in the name of Group A, in order to meet legal or other requirements, after the effective date of this Agreement, the Parties shall determine the fee and payment method separately and license period and method shall refer to the related provisions in this Agreement.

Article Four. Undertaking

Party A shall procure Group A to cooperate with Group B to fulfill the transfer and license of intellectual property rights hereunder. Where any document is required by relevant government registration department or administration in charge to be submitted or executed, the Parties shall make sure that each Party will actively cooperate to fulfill such matter.

The Parties confirm that the intellectual property rights will be transferred and licensed “as-is” without any undertaking of non-infringement, for the avoidance of doubt, as to the rights application (including but not limited to application for patent or Trademark) to be transferred or licensed, Party A does not undertake the approval of such rights application. Unless Group A refuses to cooperate with Group B to fulfill the transfer and license of the intellectual property rights in accordance with this Agreement and the Specific Agreement, all fees hereunder shall not be refunded.

Article Five. Termination of Original Licensing Agreement

Since the effective date of this Agreement, the Original Licensing Agreement terminates and relevant issues shall be conducted in accordance with this Agreement. All the parties agree that Group B pays the relevant license fees under the Original Licensing Agreement at the ratio between the performed period and the license period thereof and need not to pay the outstanding part from the termination date of the Original Licensing Agreement.

Article Six. Specific Agreement

With regard to the transfer and license of the intellectual property rights hereunder, Group A and Group B may otherwise make specific contracts or relevant supplementary agreements in line with the principles provided hereof, which should not conflict with this Agreement and the detail of transfer and license of intellectual property rights shall be provided in the specific contracts otherwise determined through negotiation. Where any document is required by the relevant government registration department or administration in charge to be submitted or executed, Group A and Group B shall actively cooperate with each other.

Article Seven. Validity

This Agreement shall become valid after execution by the Parties and approval by Party A’s board of directors or Shareholder Meeting (if required) in accordance with the Listing Rules of the Hong Kong Stock Exchange and will be binding on the Parties. Where the effective date of matters involved hereof is otherwise stated, such provision shall prevail. Matters not stated hereof shall be according to the relevant agreements and supplementary agreements entered into by the Parties.

Article Eight. Disputes

The Parties agree that this Agreement shall be governed by the laws of the People’s Republic of China and any dispute relevant to or arising from this Agreement shall be submitted to the China International Economic and Trade Arbitration Commission in Beijing for arbitration. Such arbitration award is final and binding on all Parties.

Article Nine. Others

1. The tax arising from this Agreement and the transfer of intellectual property rights hereunder shall be borne by each Party in accordance with the relevant laws and regulations. The formality fee, registration fee, agency fee, commission fee and etc. (if any) related to the transfer, authorization and renewal of intellectual property rights hereunder (including but not limited to patent and Trademark) shall be borne by Group B.

2. If possible, any clause hereof shall be legal and valid in accordance with the relevant laws; however where it is forbidden or invalid as a whole or part, such clause shall be invalid only to that extent without any impact to other circumstance and other clauses.

3. Any Party’s waiver to pursue the other party’s non-performance hereunder for one or more times shall not be interpreted as a waiver to pursue for any subsequent breach or non-performance. Any Party’s waiver to pursue for the other party’s breach for one time shall not be interpreted as a waiver to pursue for any subsequent breach of this clause or its supplement clause.

4. Any clause hereof shall not be invalid because of the act of any Party and its offices or employees, and a waiver of any clause hereof shall not constitute a waiver of other clauses.

5. The headlines of each clause hereof are for convenience and shall not affect the interpretation of the clauses.

6. This Agreement is made in copies with each Party holding two copies.

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In witness hereof, the following Parties execute this Agreement on the date first written above.

Party A: Kingsoft Corporation Limited

Authorized Representative: /s/

Party B: Cheetah Mobile Inc.

Authorized Representative: /s/ Sheng Fu